EXHIBIT 4.1

STOCK CERTIFICATE SPECIMEN

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH

GAMING & ENTERTAINMENT GROUP, INC.

NUMBER	AUTHORIZED COMMON STOCK: 150,000,000 SHARES PAR VALUE: $.01	SHARES
[ ]		[ ]
CUSIP NO. 36466 W 10 0
This Certifies that
Is The Record Holder Of

Shares of GAMING & ENTERTAINMENT GROUP, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[CORPORATE SEAL]

SECRETARY		PRESIDENT

COUNTERSIGNED & REGISTERED

COUNTERSIGNED Transfer Agent-Authorized Signature

INTERWEST TRANSFER CO. INC., P.O. BOX 17136, SALT LAKE CITY, UTAH 84117

RESTRICTIVE LEGEND: The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, the shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or an exemption from the registration requirements of said act and that is then applicable to the shares, as to which a prior opinion of counsel may be required by the issuer or the transfer agent.”